Riviera Holdings Corporation
                           2901 Las Vegas Boulevard South
                                 Las Vegas, NV 89109
                         Investor Relations: (800) 362-1460
                                 TRADED: AMEX - RIV
                                 www.theriviera.com








FOR FURTHER INFORMATION:

AT THE COMPANY:                                INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                 Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                          (208) 241-3704 Voice
(702) 794-9442 Fax                            (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                 Email:   etruax@aol.com

FOR IMMEDIATE RELEASE:

               RIVIERA TO PRESENT AT TWO CONFERENCES IN OCTOBER

        LAS VEGAS, NV - September 29, 2004 - Riviera Holdings Corporation (AMEX:
RIV) announced that management will present at two conferences in October. Management will present at the Goldman, Sachs & Co. and Deutsche Bank Securities Gaming Investment Forum on Tuesday, October 5, 2004 at the Las Vegas Convention Center in Las Vegas, Nevada. The Gaming Investment Forum is being held in conjunction with the Global Gaming Expo (G2E). On Wednesday, October 6, 2004, management will present at the Deutsche Bank 12th Annual Global High-Yield Conference in Scottsdale, Arizona.

About Riviera Holdings:

         Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.

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